Exhibit  10.36

                         GIBRALTAR PACKAGING GROUP, INC.
                       STOCK APPRECIATION RIGHTS AGREEMENT


      This Stock Appreciation Rights Agreement (this "Agreement") is entered into as of the 15th day of January, 1999, by and between Gibraltar Packaging Group, Inc., a Delaware corporation (the "Company"), and John W. Lloyd ("Grantee").

                                    RECITALS:

      WHEREAS, the Company has adopted the 1998 Stock Appreciation Rights Plan (the "Plan"), which is administered by the Compensation Committee of the Company's Board of Directors;

      WHEREAS, this Agreement is governed by the Plan and all capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Plan;

      WHEREAS, Grantee is an officer or key employee of the Company or one of its subsidiaries;

      WHEREAS, the Company believes that it would advance the interests of the Company to grant Share Units to Grantee pursuant to the Plan; and

      WHEREAS, Grantee desires to obtain the Share Units;

      NOW, THEREFORE, the parties agree as follows:

      1. Grant of Share Units. The Company hereby grants One Hundred Fifty Thousand (150,000) Share Units to Grantee subject to all of the terms and conditions contained in this Agreement and the Plan.

      2.    Vesting and Maturity Date.

      a. Except as provided in ss.2(b) below, the Share Units shall vest as follows:

              i.  20% upon execution of this Agreement;

             ii. 20% on the last Saturday to occur in June of each of 1999, 2000, 2001, and 2002; provided, that Grantee is an active employee of the Company or one of its subsidiaries on each such anniversary; and

            iii. Prior to the last Saturday to occur in June 2002, upon the termination of Grantee's employment with the Company for any reason other then Cause, Grantee shall vest in a pro-rata number of shares that would have vested on the next anniversary, which shall be based on the ratio of the number of days Grantee is employed by the Company in the fiscal year divided by 360, notwithstanding the forgoing, if there is a Change in Control within one (1) year following the termination of Grantee's employment with the Company by the Company, the Grantee shall be vested in all Share Units.


      b. The Share Units shall become immediately fully vested upon the occurrence of a Change in Control.

      c. The Maturity Date of the Units shall be as follows:

              i. If there shall be a Change in Control, the Maturity Date shall be the date upon which such Change in Control occurs;

             ii. Grantee's employment with the Company is terminated for any reason other then Cause prior to the last Saturday to occur in June 2002, the Maturity Date shall be one year after the date of such If termination; and

            iii.  In all other cases the Maturity Date shall be June 30, 2003.

3.    Initial Value.  The Initial Value of the Share Units shall be as follows:

      a. Seventy-Five Thousand Share Units shall be valued at $2.25 each; and

      b. Seventy-Five Thousand Share Units shall be valued at $3.00 each.

4. Payment of Unit Value. The Company shall pay to Grantee the Unit Value as follows:

      a. If a Change in Control has occurred while Grantee is employed by the Company or within one year following the termination of Grantee's employment to other then Cause, the Unit Value shall be paid in full upon the date upon which such Change in Control occurs;

      b. In all other cases the Unit Value shall be paid in three equal annual payments, starting upon the Maturity Date, and upon the first and second yearly anniversary of such Maturity Date, with interest to be paid at the prime rate and such other terms as the Committee deems appropriate in its sole discretion.

5. Maturity Value. The Maturity Value of the Units shall be based upon the closing price per share of the Common Stock on the NASDAQ national market system, or such other national securities exchange or association on which the Stock is then listed (the "Exchange"), as follows:

      a. If there shall be a Change in Control, the average closing price for the 30 day period immediately prior to the date of such Change in Control;

      b. If Grantee's employment with the Company is terminated by the Company for any reason other then Cause, the average closing price for the 30 day period immediately prior to the date of the later of either (i) June 30, 2000, or (ii) the one year anniversary of the date of such termination;

      c. If Grantee's employment with the Company is terminated by the Grantee, the average closing price for the 30 day period immediately prior to the date the date of such termination; or

      d. In all other cases, the average of the closing price for the three month period from and including April 1, 2003 to and including June 30, 2003.

6. Representations and Warranties of Grantee. Grantee represents and warrants that:

      a. Grantee is aware that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Units; and

      b. Grantee is aware that the Units are not registered under the securities or "blue sky" laws of any state or jurisdiction (the "Blue Sky Laws") as of the date of this Agreement, and the Company is under no obligation to cause the Units to be registered under the Securities Act of 1933, as amended (the "Act"), or the Blue Sky Laws;

7. Transferability. The Units may not be transferred by Grantee other than by will or the laws of descent and distribution and during the Grantee's lifetime may be exercised only by Grantee.

8.    Miscellaneous.

      a. The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

      b. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Company and Grantee.

      c. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

      d. The provisions of this Agreement relate solely to granting of the Share Units to Grantee pursuant to the Plan as of the date hereof and do not address or relate to any conditions of Grantee's employment with the Company. Nothing in this Agreement or the Plan shall confer upon Grantee any right or entitlement with respect to continuation of employment by the Company nor interfere in any way with the right or power of the Company to terminate Grantee's employment at any time, with or without cause.

      e. This Agreement and the Plan set forth all of the agreements, warranties and/or representations between the parties hereto with respect to the Units, and there are no other promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Units other than as set forth herein and therein. Any and all prior agreements with respect to the Units are hereby revoked.

      f. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

      g. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Grantee has signed this Agreement, all as of the date first written above.


                              GIBRALTAR PACKAGING GROUP, INC.


                              By:              /s/  Walter E. Rose
                                         -------------------------------


                              Its:             Chairman
                                         -------------------------------

                              GRANTEE

                                           /s/  John W. Lloyd
                              ------------------------------------------

                              JOHN W. LLOYD



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